UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2004

APOGENT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Wisconsin

(State or other jurisdiction
of incorporation)
1-11091
(Commission File Number)
22-2849508
(I.R.S. Employer Identification No.)

30 Penhallow Street

Portsmouth, New Hampshire
(Address of principal executive offices)
03801
(Zip Code)

(603) 433-6131

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

      On April 16, 2004, Fisher Scientific International Inc. (“Fisher”) and Apogent Technologies Inc. (“Apogent”) amended and restated the Agreement and Plan of Merger entered into by them on March 17, 2004 (the “Merger Agreement”) to reflect certain technical changes made to the Merger Agreement. Under the terms of the Merger Agreement, Apogent shareholders will receive tax-free ..56 shares of Fisher common stock for each share of Apogent common stock they own. Upon completion of the transaction, Fisher’s stockholders would own approximately 57 percent of the combined company, and Apogent’s shareholders would own approximately 43 percent. The companies anticipate that the transaction will be completed in the third quarter of the 2004 calendar year.

      The foregoing summary of the Merger Agreement is subject to, and qualified in its entirety by, the Merger Agreement attached to this Form 8-K as Exhibit 2.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Fisher Scientific International Inc., Fox Merger Corporation and Apogent Technologies Inc., dated as of March 17, 2004, as amended on April 16, 2004.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGENT TECHNOLOGIES INC.
(Registrant)

By: /s/ MICHAEL K BRESSON

Michael K Bresson

Executive Vice President — Administration,
General Counsel and Secretary

Date: April 19, 2004

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Fisher Scientific International Inc., Fox Merger Corporation and Apogent Technologies Inc., dated as of March 17, 2004, as amended on April 16, 2004.